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                                       74



            AMENDMENT TO ALLIED GROUP EMPLOYEE STOCK OWNERSHIP PLAN



                                 March 7, 1995

         WHEREAS, the Internal Revenue Service issued a favorable determination letter on the ALLIED Group Employee Stock Ownership Plan (the "Plan) on December 20, 1994 that requires the adoption of certain amendments to the Plan that are attached hereto as the First Amendment to the Plan;

         BE IT RESOLVED, that the ALLIED Group Employee Stock Ownership Plan shall be amended as set forth in the attached First Amendment to the Plan.



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                                       75



                                FIRST AMENDMENT
                                     TO THE
                   ALLIED GROUP EMPLOYEE STOCK OWNERSHIP PLAN

         By virtue and in exercise of the amending power reserved to ALLIED Group, Inc. (the "Company") pursuant to section 12.1 of the ALLIED Group Employee Stock Ownership Plan (the "Plan"), and pursuant to resolutions to amend adopted March 7, 1995, the Plan is hereby amended as set forth below, effective as of January 1, 1990.

1. Section 6.6 of the Plan is hereby amended to add the following paragraph at the end thereof:

                  In determining the limitation on Compensation under section 401(a)(17) of the Code, the rules of section 414(q)(6) of the Code ("family aggregation") shall apply, except the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If the limit on Compensation is exceeded, then the limitation shall be pro-rated among the affected individuals in proportion to each such individual's Compensation determined without regard to the limitation under section 401(a)(17) of the Code.

2. Section 10 of the Plan is hereby amended to add the following sentences at the end thereof:

                  Notwithstanding the foregoing, if the employer does not have a registration-type class of securities, as defined in section 409(e)(4) of the Code, each Participant or Beneficiary in the Plan is entitled to direct the Plan as to the manner in which voting rights of securities allocate to the Account of the Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or such similar transaction as the Secretary of the Treasury may prescribe in regulations.

3. Sections 9.1(a) and 9.4(a) of the Plan are hereby amended to add the following parenthetical language after the words "does not exceed $3,500" in both Sections:

                  "(and in the past has never exceeded $3,500)"

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                                       76



4. Sections 9.1(b) and 9.4(b) of the Plan are hereby amended to add the following parenthetical language after the words "exceeds $3,500" in both
Sections:

                  "(or in the past has ever exceeded $3,500)"

         IN WITNESS WHEREOF, the undersigned has caused these presents to be signed on behalf of the Company and its corporate seal affixed and attested, this 7th day of March, 1995.

                                          ALLIED Group, Inc.

                                          By:      /s/ Jamie H. Shaffer
                                              ----------------------------------
                                          Its:    President (Financial)
                                              ----------------------------------
Attest:

By:    /s/  George T. Oleson
    -----------------------------
Its:       Secretary
    -----------------------------